UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 4, 2005

RESTORATION HARDWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24261	68-0140361
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Suite J, Corte Madera, California		94925
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company has reviewed its method of accounting for leases in response to views expressed in a letter issued by the Office of the Chief Accountant of the Securities and Exchange Commission (SEC) on February 7, 2005.  As a result of this review, on March 4, 2005 management of the Company advised the Company’s Audit Committee of the Board of Directors that it had made a determination, similar to recent determinations by many other retail companies, that its current method of accounting for leases was not consistent with the recently expressed views of the SEC staff.

Management and the Audit Committee also discussed these issues with the Company’s independent registered public accounting firm, Deloitte & Touche, LLP.  As a result, the Audit Committee concurs with the Company’s determination that the prior accounting for these leases was in error and will require restatement of certain prior period financial statements.  Accordingly, the Company has determined that its previously issued financial statements, including those for fiscal 2002 and 2003 contained in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2004, should no longer be relied on.

Historically, and consistent with industry practice, the Company had recognized the straight line rent expense for leases beginning on the earlier of the store opening date or the lease commencement date, which had the effect of excluding the construction period of its stores (rent holiday) from the calculation of the period over which it expensed rent.  After further evaluation of the SEC’s views and consultation with its independent auditors, the Company determined it will include the construction period in its calculation of straight line rent in accordance with Financial Accounting Standards Board Technical Bulletin No. 85-3, “Accounting for Operating Leases with Scheduled Rent Increases” and will correct its straight line rent accrual and deferred rent credits accordingly.

The Company anticipates filing the corrections to its financial statements in conjunction with the filing of its Annual Report on Form 10-K for the fiscal year ended January 29, 2005.

On March 8, 2005, the Company announced via press release that it is revising its method of accounting for leases as a result of views expressed by the Office of the Chief Accountant of the SEC on February 7, 2005.  The full text of the press release issued by the Company is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)           Exhibits.

Exhibit No.	Description

99.1	Press Release of Restoration Hardware, Inc., dated March 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTORATION HARDWARE, INC.

Dated: March 8, 2005	By:	/s/ Patricia A. McKay
Patricia A. McKay
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Restoration Hardware, Inc., dated March 8, 2005.